Exhibit 99.1

IQVIA Reports Third-Quarter 2021 Results and Raises Full-Year 2021 Guidance

  Revenue of $3,391 million for the third quarter grew 21.7 percent year-over-year
  GAAP Net Income of $261 million for the third quarter grew 158.4 percent year-over-year
  Adjusted EBITDA of $728 million for the third quarter grew 20.5 percent year-over-year
  GAAP Diluted Earnings per Share of $1.34 for the third quarter grew 157.7 percent year-over-year
  Adjusted Diluted Earnings per Share of $2.17 for the third quarter grew 33.1 percent year-over-year
  R&D Solutions contracted backlog of $24.4 billion grew 12.7 percent year-over-year
  Full-year 2021 guidance raised for revenue, Adjusted EBITDA, and Adjusted Diluted EPS

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--October 21, 2021--IQVIA Holdings Inc. (“IQVIA”) (NYSE: IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today reported financial results for the quarter ended September 30, 2021.

Third-Quarter 2021 Operating Results
Revenue for the third quarter of $3,391 million increased 21.7 percent on a reported basis and 21.1 percent at constant currency compared to the third quarter of 2020. Technology & Analytics Solutions (TAS) revenue of $1,337 million grew 10.8 percent on a reported basis and 9.9 percent at constant currency. Research & Development Solutions (R&DS) revenue of $1,853 million grew 32.4 percent on a reported basis and 31.9 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue grew 24.7 percent year-over-year on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $201 million grew 12.3 percent on a reported basis and 12.8 percent at constant currency.

R&DS contracted backlog, including reimbursed expenses, grew 12.7 percent year-over-year to $24.4 billion as of September 30, 2021. The company expects approximately $6.9 billion of this backlog to convert to revenue in the next twelve months. The third-quarter contracted net book-to-bill ratio was 1.39x including reimbursed expenses and 1.28x excluding reimbursed expenses. For the last twelve months ended September 30, 2021, the contracted net book-to-bill ratio was 1.38x including reimbursed expenses and 1.37x excluding reimbursed expenses.

“We delivered another quarter of strong organic revenue growth as well as robust earnings and free cash flow,” said Ari Bousbib, chairman and CEO of IQVIA. “We exceeded our financial targets across the board, with all segments delivering strong growth. As a result of this performance, we are once again raising our full-year 2021 financial guidance. Our strong book of business across the company sets us up well to sustain our momentum into next year and beyond.”

Third-quarter GAAP Net Income was $261 million, representing an increase of 158.4 percent compared to the third quarter of 2020, and GAAP Diluted Earnings per Share was $1.34, representing an increase of 157.7 percent compared to the third quarter of 2020. Adjusted Net Income was $423 million and Adjusted Diluted Earnings per Share was $2.17, representing an increase of 33.1 percent compared to the third quarter of 2020. Adjusted EBITDA was $728 million, up 20.5 percent compared to the third quarter of 2020.

Year-to-Date 2021 Operating Results
Revenue for the first nine months of 2021 was $10,238 million, up 27.0 percent on a reported basis and 25.0 percent at constant currency. TAS revenue was $4,038 million, representing growth of 17.6 percent reported and 14.9 percent at constant currency. R&DS revenue was $5,612 million, up 37.7 percent on a reported basis and 36.2 percent at constant currency. CSMS revenue was $588 million, up 6.5 percent reported and 5.1 percent at constant currency.

GAAP Net Income was $648 million and GAAP Diluted Earnings per Share was $3.32 for the first nine months of 2021. Adjusted Net Income was $1,264 million and Adjusted Diluted Earnings per Share was $6.48. Adjusted EBITDA for the first nine months of 2021 was $2,194 million.

Financial Position
As of September 30, 2021, cash and cash equivalents were $1,470 million and debt was $12,172 million, resulting in net debt of $10,702 million. IQVIA’s Net Leverage Ratio was 3.7x trailing twelve month Adjusted EBITDA. For the third quarter of 2021, Operating Cash Flow was $844 million and Free Cash Flow was $682 million. For the first nine months of 2021, Operating Cash Flow was $2,250 million and Free Cash Flow was $1,794 million.

Share Repurchase
During the third quarter of 2021, the company repurchased $125 million of its common stock. IQVIA had $697 million of share repurchase authorization remaining as of September 30, 2021.

Full-Year 2021 Guidance
For full-year 2021, the company is raising its guidance ranges as follows:

	Updated Guidance	Prior Guidance
($ in millions, except per share data)	October 21	July 27
Revenue	$13,775 - $13,850	$13,550 - $13,700
VPY% (1)	21.3% - 21.9%	19.3% - 20.6%
Adjusted EBITDA	$2,980 - $3,010	$2,950 - $3,000
VPY% (1)	25.0% - 26.3%	23.7% - 25.8%
Adjusted Diluted EPS	$8.85 - $8.95	$8.70 - $8.90
VPY% (1)	37.9% - 39.4%	35.5% - 38.6%
(1) Growth rates are at actual foreign currency exchange rates.

Fourth-Quarter 2021 Guidance
For the fourth quarter of 2021, the company is providing guidance as follows:

($ in millions, except per share data)	Guidance	VPY% (1)
Revenue	$3,537 - $3,612	7.2% - 9.5%
Adjusted EBITDA	$786 - $816	6.9% - 11.0%
Adjusted Diluted EPS	$2.37 - $2.47	12.3% - 17.1%
(1) Growth rates are at actual foreign currency exchange rates.

All financial guidance assumes foreign currency exchange rates as of September 30, 2021 remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its third-quarter 2021 results and its fourth-quarter and full-year 2021 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected Intelligence™ delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 77,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behavior and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our fourth-quarter and full-year 2021 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak and the public health policy responses to the outbreak, international conflicts or other disruptions outside of our control; our ability to accurately model or forecast the impact of the spread and/or containment of COVID-19, among other sources of business interruption, on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release included information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to IQVIA Holdings Inc. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our fourth-quarter and full-year 2021 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

Table 1 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2021	2020	2021	2020
Revenues	$3,391	$2,786	$10,238	$8,061
Costs of revenue, exclusive of depreciation and amortization	2,253	1,800	6,869	5,328
Selling, general and administrative expenses	498	460	1,422	1,298
Depreciation and amortization	336	319	1,002	943
Restructuring costs	2	20	15	50
Income from operations	302	187	930	442
Interest income	(2)	(1)	(4)	(4)
Interest expense	92	100	285	314
Loss on extinguishment of debt	1	—	25	12
Other income, net	(62)	(14)	(128)	(59)
Income before income taxes and equity in earnings of unconsolidated affiliates	273	102	752	179
Income tax expense (benefit)	12	(3)	104	9
Income before equity in earnings of unconsolidated affiliates	261	105	648	170
Equity in earnings of unconsolidated affiliates	—	3	5	8
Net income	261	108	653	178
Net income attributable to non-controlling interests	—	(7)	(5)	(18)
Net income attributable to IQVIA Holdings Inc.	$261	$101	$648	$160
Earnings per share attributable to common stockholders:
Basic	$1.36	$0.53	$3.38	$0.84
Diluted	$1.34	$0.52	$3.32	$0.82
Weighted average common shares outstanding:
Basic	191.5	191.3	191.5	191.3
Diluted	195.3	194.9	195.0	194.9

Table 2 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (preliminary and unaudited)

(in millions, except per share data)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,470	$1,814
Trade accounts receivable and unbilled services, net	2,330	2,410
Prepaid expenses	164	159
Income taxes receivable	56	56
Investments in debt, equity and other securities	104	88
Other current assets and receivables	410	563
Total current assets	4,534	5,090
Property and equipment, net	485	482
Operating lease right-of-use assets	404	471
Investments in debt, equity and other securities	74	78
Investments in unconsolidated affiliates	84	84
Goodwill	13,124	12,654
Other identifiable intangibles, net	4,812	5,205
Deferred income taxes	105	114
Deposits and other assets	411	386
Total assets	$24,033	$24,564
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,663	$2,813
Unearned income	1,826	1,252
Income taxes payable	53	102
Current portion of long-term debt	91	149
Other current liabilities	214	242
Total current liabilities	4,847	4,558
Long-term debt, less current portion	12,081	12,384
Deferred income taxes	297	338
Operating lease liabilities	323	371
Other liabilities	656	633
Total liabilities	18,204	18,284
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of September 30, 2021 and December 31, 2020, $0.01 par value, 255.6 shares issued and 191.1 shares outstanding as of September 30, 2021; 254.7 shares issued and 191.2 shares outstanding as of December 31, 2020	10,747	11,095
Retained earnings	1,925	1,277
Treasury stock, at cost, 64.5 and 63.5 shares as of September 30, 2021 and December 31, 2020, respectively	(6,398)	(6,166)
Accumulated other comprehensive loss	(445)	(205)
Equity attributable to IQVIA Holdings Inc.’s stockholders	5,829	6,001
Non-controlling interests	—	279
Total stockholders’ equity	5,829	6,280
Total liabilities and stockholders’ equity	$24,033	$24,564

Table 3 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (preliminary and unaudited)

	Nine Months Ended September 30,
(in millions)	2021	2020
Operating activities:
Net income	$653	$178
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,002	943
Amortization of debt issuance costs and discount	14	13
Stock-based compensation	128	69
Earnings from unconsolidated affiliates	(5)	(8)
Gain on investments, net	(9)	(17)
Benefit from deferred income taxes	(83)	(160)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	663	328
Change in other operating assets and liabilities	(113)	(137)
Net cash provided by operating activities	2,250	1,209
Investing activities:
Acquisition of property, equipment and software	(456)	(440)
Acquisition of businesses, net of cash acquired	(994)	(118)
Purchases of marketable securities, net	(9)	(8)
Investments in unconsolidated affiliates, net of payments received	(3)	8
Proceeds from sale of (investments in) equity securities	5	(2)
Other	1	—
Net cash used in investing activities	(1,456)	(560)
Financing activities:
Proceeds from issuance of debt	1,951	1,591
Payment of debt issuance costs	(40)	(33)
Repayment of debt and principal payments on finance leases	(2,068)	(792)
Proceeds from revolving credit facility	410	1,250
Repayment of revolving credit facility	(300)	(1,610)
(Payments) related to employee stock option plans	(51)	(43)
Repurchase of common stock	(202)	(346)
Distributions to non-controlling interest, net	—	(16)
Acquisition of Quest's non-controlling interest	(758)	—
Contingent consideration and deferred purchase price payments	(39)	(20)
Net cash used in financing activities	(1,097)	(19)
Effect of foreign currency exchange rate changes on cash	(41)	(3)
(Decrease) increase in cash and cash equivalents	(344)	627
Cash and cash equivalents at beginning of period	1,814	837
Cash and cash equivalents at end of period	$1,470	$1,464

Table 4 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET INCOME TO ADJUSTED EBITDA RECONCILIATION (preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2020	2021	2020
Net Income Attributable to IQVIA Holdings Inc.	$261	$101	$648	$160
Provision for (benefit from) income taxes	12	(3)	104	9
Depreciation and amortization	336	319	1,002	943
Interest expense, net	90	99	281	310
Income in unconsolidated affiliates	—	(3)	(5)	(8)
Income from non-controlling interests	—	7	5	18
Deferred revenue purchase accounting adjustments	—	—	—	1
Stock-based compensation	48	33	128	69
Other income, net	(55)	(3)	(93)	(35)
Loss on extinguishment of debt	1	—	25	12
Restructuring and related expenses	13	25	44	65
Acquisition related expenses	22	29	55	105
Adjusted EBITDA	$728	$604	$2,194	$1,649

Table 5 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET INCOME TO ADJUSTED NET INCOME RECONCILIATION (preliminary and unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2021	2020	2021	2020
Net Income Attributable to IQVIA Holdings Inc.	$261	$101	$648	$160
Provision for (benefit from) income taxes	12	(3)	104	9
Purchase accounting amortization (1)	231	226	695	691
Income in unconsolidated affiliates	—	(3)	(5)	(8)
Income from non-controlling interests	—	7	5	18
Deferred revenue purchase accounting adjustments	—	—	—	1
Stock-based compensation	48	33	128	69
Other income, net	(55)	(3)	(93)	(35)
Loss on extinguishment of debt	1	—	25	12
Restructuring and related expenses	13	25	44	65
Acquisition related expenses	22	29	55	105
Adjusted Pre Tax Income	$533	$412	$1,606	$1,087
Adjusted tax expense	(110)	(84)	(333)	(223)
Income from non-controlling interests	—	(7)	(5)	(18)
Minority interest effect in non-GAAP adjustments (2)	—	(3)	(4)	(5)
Adjusted Net Income	$423	$318	$1,264	$841

Adjusted earnings per share attributable to common stockholders:
Basic	$2.21	$1.66	$6.60	$4.40
Diluted	$2.17	$1.63	$6.48	$4.32
Weighted average common shares outstanding:
Basic	191.5	191.3	191.5	191.3
Diluted	195.3	194.9	195.0	194.9
(1)	Reflects all the amortization of acquired intangible assets.
(2)	Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Table 6 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION (preliminary and unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
(in millions)	2021	2021
Net Cash provided by Operating Activities	$844	$2,250
Acquisition of property, equipment and software	(162)	(456)
Free Cash Flow	$682	$1,794

Table 7 IQVIA HOLDINGS INC. AND SUBSIDIARIES CALCULATION OF GROSS AND NET LEVERAGE RATIOS AS OF SEPTEMBER 30, 2021 (preliminary and unaudited)

(in millions)
Gross Debt, net of Original Issue Discount, as of September 30, 2021	$12,172
Net Debt as of September 30, 2021	$10,702
Adjusted EBITDA for the twelve months ended September 30, 2021	$2,929
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.2x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.7x

Contacts

Nick Childs, IQVIA Investor Relations (nicholas.childs@iqvia.com)
+1.973.316.3828

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)
+1.484.567.6732